A.Prot. 2003/22
dated March 17, 2003 of the Notary
Dr. Dieter Granicher, Basel (Switzerland)





                                  NOTARIAL DEED

                AGREEMENT REGARDING THE PURCHASE AND TRANSFER
                                       OF
                            AG SHARES AND GMBH SHARES
                     AND REGARDING SHAREHOLDERS' RESOLUTIONS

Negotiated in Basel/Switzerland on March  17, 2003

Before me, the undersigned notary public

                              DR. DIETER GRANICHER

with registered office in Basel, Switzerland:


A. DR. GERHARD WIRTH, born on January 13, 1944, attorney, German citizen, with business address at Maybachstra(beta)e 6, D-70469 Stuttgart, identified by means of German identity card,


       according to his declaration not acting in his own name, but on behalf of


       1. THE PROCTER & GAMBLE COMPANY, Stock Corporation under the laws of the U.S. state of Ohio, One Procter & Gamble Plaza, Cincinnati, Ohio 45202, U.S.A., according to the power of attorney with certification of signature, presented in the original and attached to this deed as a signed, certified copy dated March 17, 2003 (without certification of representation) together with the incumbency certificate of the assistant secretary of said company, dated February 28, 2003 (Annex A.1),

                                                           - hereinafter "P&G" -


B. HORST CHRISTIAN DENGLER, born October 6, 1944, attorney, German citizen, with business address at Temselaan 100, B-1853
       Strombeek-Bever, personally known to the notary,


       according to his declaration not acting in his own name, but on behalf of


       2. PROCTER & GAMBLE GERMANY MANAGEMENT GMBH, with registered office in Schwalbach, Sulzbacher Str. 40, D-65818 Schwalbach, entered in the commercial register of the local court Konigstein im Taunus under HRB 5939, according to the uncertified power of attorney personally signed by Mr. Dieter B. Judith, dated March 17, 2003, which was also presented as a faxed copy, which is attached to this deed, together with the commercial register excerpt of the Local Court of Konigstein/Taunus (Annex B.2), promising to subsequently submit the power of attorney with his own signature on the left-hand side,


                          - hereinafter: "RELEVANT P&G PARTY" or "PARTY NO. 2" -


C. DR. CHRISTOPH SCHULTE, born on October 20, 1960, attorney, German citizen, with business address at Bockenheimer Landstra(beta)e
       23, D-60325 Frankfurt am Main, identified by means of German passport,


       according to his declaration not acting in his own name, but on behalf of


       3. STROHER VERWALTUNGS- UND BETEILIGUNGS GMBH & CO. KG, with registered office in Munster, Auf der Beune 85, D-64839 Munster, entered in the commercial register of the Local Court of Darmstadt under HRA 6511, represented by Stroher GmbH with previously registered office in Darmstadt, which was, according to a shareholder resolution relocated to Munster, presently still entered in the commercial register of the Local Court of Darmstadt under HRB 7240, represented by Sylvia Stroher, who at the same time is the only limited partner of the Stroher Verwaltungs- und Beteiligungs GmbH & Co. KG and the managing director with sole power of representation of the only general partner, Stroher GmbH, according to the uncertified power of attorney presented in original form and dated March 7, 2003, and as a herewith certified copy attached to this deed as Annex C.3.


                                              - hereinafter also: "PARTY NO 3" -


D. DR. STEPHAN SCHERER, born on February 23, 1962, attorney, German citizen, with business address at Otto-Beck-Stra(beta)e 42, D-68165 Mannheim, identified by means of German identity card,


       according to his declaration not acting in his own name, but on behalf of


       4. DR. ERIKA POHL, resident at Maison Trautheim, Ferpicloz, CH-1724 Praroman-Le Mouret, Switzerland, according to the uncertified power of attorney dated February 21, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.4,


                                             - hereinafter also: "PARTY NO. 4" -


       5. RAINALD POHL, resident at Hobrechtstra(beta)e 52, D-64285 Darmstadt, according to the uncertified power of attorney dated February 25, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.5,


                                             - hereinafter also: "PARTY NO. 5" -


       6. TILMAN POHL, resident at Am Elfengrund 48, D-64297 Darmstadt, according to the uncertified power of attorney dated February 20, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.6,


                                             - hereinafter also: "PARTY NO. 6" -


       7. BERTRAM POHL, resident at Maison Trautheim, Ferpicloz, CH-1724 Praroman-Le Mouret, Switzerland, according to the uncertified power of attorney dated February 19, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.7,


                                             - hereinafter also: "PARTY NO. 7" -


       8. DR. BURKHARD POHL, resident at Maison Trautheim, Ferpicloz, CH-1724 Praroman-Le Mouret, Switzerland, according to the uncertified power of attorney dated February 20, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.8,


                                             - hereinafter also: "PARTY NO. 8" -


       9. HAIDRUN HONIG, resident at Maison Trautheim, Ferpicloz, CH-1724 Praroman-Le Mouret, Switzerland, according to the uncertified power of attorney dated February 18, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.9,


                                             - hereinafter also: "PARTY NO. 9" -


E. RALF E. HESS, born March 27, 1944, attorney, German citizen, with business address at Hochstra(beta)e 29, D-60313 Frankfurt am Main, identified by means of German identity card,


       according to his declaration not acting in his own name, but on behalf of


      10. IMLADRIS GMBH, with registered office in Darmstadt, Haubachweg 6, D-64285 Darmstadt, entered in the commercial register of the Local Court of Darmstadt under HRB 8373, represented by its managing director Immo Stroher with sole power of representation, who at the same time is sole shareholder, according to the uncertified power of attorney dated October 22, 2002, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.10,


                                            - hereinafter also: "PARTY NO. 10" -


      11. CORINNA STROHER, resident at Bleichweg 18, D-64342 Seeheim-Jugenheim, according to the uncertified power of attorney dated February 26, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.11,


                                           - hereinafter also: "PARTY NO. 11" -


      12. CORDULA STROHER, resident at Hunrodtstra(beta)e 9, D-34131 Kassel, according to the uncertified power of attorney dated February 26, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.11,


                                            - hereinafter also: "PARTY NO. 12" -


      13. ANNIKA STROHER, resident at Steinbergweg 39, D-64285 Darmstadt, according to the uncertified power of attorney dated February 26, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.11,


                                            - hereinafter also: "PARTY NO. 13" -


      14. SVEN-MARTIN STROHER, resident Haubachweg 6, D-64285 Darmstadt, according to the uncertified power of attorney dated February 26, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.11,


                                            - hereinafter also: "PARTY NO. 14" -


      15. JAN-HENDRIK STROHER, resident at Haubachweg 6, 64285 Darmstadt, according to the uncertified power of attorney dated February 26, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.11,


                                            - hereinafter also: "PARTY NO. 15" -

                                          - the Parties Nos.10 to 15 hereinafter
                 individually or jointly: "IMMO STROHER FAMILY SHAREHOLDER(S)" -
                                          - the Parties Nos. 3 to 15 hereinafter
                              individually or jointly: "FAMILY SHAREHOLDER(S)" -


C.     DR. CHRISTOPH SCHULTE, aforementioned,


       according to his declaration not acting in his own name, but on behalf of

      16. CLAUDIA EBERT, resident at Seitersweg 45, D-64287 Darmstadt, according to the uncertified power of attorney dated February 27, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex C.16,


                                            - hereinafter also: "PARTY NO. 16" -


      17. JANA EBERT, resident at Seitersweg 45, D-64287 Darmstadt, according to the uncertified power of attorney dated February 27, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex C.17,


                                            - hereinafter also: "PARTY NO. 17" -


      18. SIMON EBERT, resident at Seitersweg 45, D-64287 Darmstadt, according to the uncertified power of attorney dated February 27, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex C.18,


                                            - hereinafter also: "PARTY NO. 18" -


D.     DR. STEPHAN SCHERER, aforementioned,


       according to his declaration not acting in his own name, but on behalf of


      19. GISELA SANDER, resident at In der Wildnis 8, D-64367
          Muhltal-Trautheim, according to the uncertified power of attorney dated February 18, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.19,


                                            - hereinafter also: "PARTY NO. 19" -


      20. ULRIKE CRESPO, resident at Feyerleinstr. 9, D-60323 Frankfurt am Main, according to the uncertified power of attorney dated February 18, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex D.20,


                                            - hereinafter also: "PARTY NO. 20" -


F. DR. ANDREAS URBAN, born on February 28, 1956, attorney, German citizen, with business address at Cecilienallee 5, D-40474 Dusseldorf, identified by means of German identity card,


       according to his declaration not acting in his own name, but on behalf of


      21. PROF. DR. DR. THOMAS OLBRICHT, business address at Meisenburgstr. 153, D-45133 Essen and resident at Brucker Holt 20, D-45133 Essen, according to the uncertified power of attorney dated February 21, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex F.21,


                                            - hereinafter also: "PARTY NO. 21" -


                                         - the Parties Nos. 16 to 21 hereinafter
                            individually or jointly: "INDIRECT SHAREHOLDER(S)" -

                 - the Parties (i) No. 3, (ii) Nos. 4 to 9, (iii) Nos. 10 to 15,
                       (iv) Nos. 16 to 18 and 21, as well as (v) Nos. 19 and 20,
                                  hereinafter each constitute a "FAMILY GROUP" -


C.     DR. CHRISTOPH SCHULTE, aforementioned,


       according to his declaration not acting in his own name, but on behalf of


      22. SYLVIA STROHER, resident at Claudiusweg 18a, D-64285 Darmstadt, according to the uncertified power of attorney dated March 7, 2003, presented in original form and in the form of a herewith certified copy attached to this deed as Annex C.3,


E.     RALF E. HESS, aforementioned,


       according to his declaration not acting in his own name, but on behalf of


      23. IMMO STROHER, resident at Haubachweg 6, D-64285 Darmstadt according to the uncertified power of attorney dated October 22, 2002, presented in original form and in the form of a herewith certified copy attached to this deed as Annex E.10.


The notary public called the attention of the persons appearing to the fact that some powers of attorney are not certified and that none of the powers of attorney is provided with confirmation of representation. In spite of the attendant dangers, the persons appearing insisted on immediate notarization and waived the subsequent submission of certified powers of attorney and confirmations of representation.

The notary public discussed the prohibition of collaboration pursuant to the notarial law of the city of Basel (EG/ZGB ss. 233(1)(4)) and to the German Notarization Law (ss. 3(1)(7), BEURKUNDUNGSGESETZ). The question of whether a prior involvement exists on the part of the notary public or the notary public's partners in the notary's office or other persons who work together with the notary public or in common business offices within the meaning of these provisions was denied by both the Parties and the notary public.

The persons appearing, acting as indicated, declared the following and requested its notarization:

                                    PREAMBLE

Wella Aktiengesellschaft (the "COMPANY"), having its registered office in Darmstadt, entered in the commercial register of the Local Court of Darmstadt under HRB 1046, has a registered share capital of EUR 67,517,346.00, divided into 67,517,346 non-par-value bearer shares of which (i) 44,135,676 shares are ordinary shares (STAMMAKTIEN) and (ii) 23,381,670 shares are preference shares (VORZUGSAKTIEN). The preference shares do not grant any voting rights but, pursuant to ss. 27(1) of the articles of association of the Company, grant a right to a preference dividend according to which each preference share is entitled to receive a dividend carrying priority out of the yearly balance sheet profit (BILANZGEWINN) which is set at EUR 0.02 above the dividend each ordinary share is entitled to, but with a minimum dividend of EUR 0.05. If the balance sheet profit of one or more fiscal years does not suffice for the priority dividend payment of at least EUR 0.05 per preference share, then any deficit shall be paid later without interest from the balance sheet profit of the following fiscal years, as provided in ss. 27(2) of the Company's articles of association.

The shares of the Company are evidenced by a permanent global certificate, which has been deposited with Clearstream Banking AG for safe custody. The shareholders' right to receive share certificates is excluded pursuant to ss. 4(1) (c) of the Company's articles of association.

The Family Shareholders, with the exception of the Immo Stroher Family Shareholders, hold 21,462,866 ordinary shares in the Company (approximately 31.79% of the registered share capital of the Company and approximately 48.63% of the ordinary shares of the Company). The Immo Stroher Family Shareholders hold 2,759,344 ordinary shares in the Company (approximately 4.08% of the registered share capital of the Company and approximately 6.25% of the ordinary shares in the Company). The Indirect Shareholders hold through their Holding Companies 10,012,982 ordinary shares in the Company (approximately 14.83% of the registered share capital of the Company and approximately 22.69% of the ordinary shares of the Company). Thus, the Family Shareholders and the Indirect Shareholders hold a total of 34,235,192 ordinary shares in the Company (approximately 50.71% of the registered share capital of the Company and approximately 77.57% of the ordinary shares of the Company). Furthermore, the Family Shareholders and their shareholders (including the shareholders of the general partners of the Family Shareholders) as well as the Indirect Shareholders and their Holding Companies hold the following amounts of additional shares in the Company (ordinary shares and/or preference shares) ("ADDITIONAL SHARES"):


FAMILY  SHAREHOLDERS  EXCEPT                ADDITIONAL         ADDITIONAL
IMMO STROHER                                ORDINARY           PREFERENCE
FAMILY SHAREHOLDERS                         SHARES             SHARES
------------------------------------------- ------------------ -----------------
Stroher Verwaltungs- und Beteiligungs                       0                 0
GmbH & Co. KG
------------------------------------------- ------------------ -----------------
Dr. Erika Pohl                                              0                 0
------------------------------------------- ------------------ -----------------
Mr. Rainald Pohl                                            0               500
------------------------------------------- ------------------ -----------------
Mr. Tilman Pohl                                             0                 0
------------------------------------------- ------------------ -----------------
Mr. Bertram Pohl                                            0                 0
------------------------------------------- ------------------ -----------------
Dr. Burkhard Pohl                                           0                 0
------------------------------------------- ------------------ -----------------
Ms. Haidrun Honig                                           0                 0
------------------------------------------- ------------------ -----------------



                                            ADDITIONAL         ADDITIONAL
                                            ORDINARY           PREFERENCE
IMMO STROHER FAMILY SHAREHOLDERS            SHARES             SHARES
------------------------------------------- ------------------ -----------------
Imladris GmbH                                               0                 0
------------------------------------------- ------------------ -----------------
Ms. Corinna Stroher                                     1,000                 0
------------------------------------------- ------------------ -----------------
Ms. Cordula Stroher                                     1,000                 0
------------------------------------------- ------------------ -----------------
Ms. Annika Stroher                                          0                 0
------------------------------------------- ------------------ -----------------
Mr. Sven-Martin Stroher                                     0                 0
------------------------------------------- ------------------ -----------------
Mr. Jan-Hendrik Stroher                                     0               150
------------------------------------------- ------------------ -----------------

                                            ADDITIONAL         ADDITIONAL
                                            ORDINARY           PREFERENCE
INDIRECT SHAREHOLDERS                       SHARES             SHARES
------------------------------------------- ------------------ -----------------
Ms. Claudia Ebert                                      11,000                 0
------------------------------------------- ------------------ -----------------
Ms. Jana Ebert                                              0                 0
------------------------------------------- ------------------ -----------------
Mr. Simon Ebert                                           520                 0
------------------------------------------- ------------------ -----------------
Ms. Gisela Sander                                       6,000                 0
------------------------------------------- ------------------ -----------------
Ms. Ulrike Crespo                                           0                 0
------------------------------------------- ------------------ -----------------
Prof. Dr. Dr. Thomas Olbricht                           2,200                 0
------------------------------------------- ------------------ -----------------


                                            ADDITIONAL         ADDITIONAL
                                            ORDINARY           PREFERENCE
HOLDING COMPANIES                           SHARES             SHARES
------------------------------------------- ------------------ -----------------
Merlin GmbH                                                  0                0
------------------------------------------- ------------------ -----------------
Olbricht Vermogensverwaltungs GmbH                           0                0
------------------------------------------- ------------------ -----------------
SC Verwaltungs- und Beteiligungs GmbH                        0                0
------------------------------------------- ------------------ -----------------
UC-Beteiligungs-GmbH                                         0                0
------------------------------------------- ------------------ -----------------


                                            ADDITIONAL         ADDITIONAL
                                            ORDINARY           PREFERENCE
FURTHER PARTIES NOS. 22 AND 23              SHARES             SHARES
------------------------------------------- ------------------ -----------------
Ms. Sylvia Stroher                                      2,600                 0
------------------------------------------- ------------------ -----------------
Mr. Immo Stroher                                            0                 0



Neither the Family Shareholders nor their shareholders (including the shareholders of the general partners of the Family Shareholders) nor the Indirect Shareholders nor the Holding Companies hold any shares in the Company in addition to the shares mentioned in the Preamble.

The Relevant P&G Party intends to acquire the 24,222,210 ordinary shares of the Family Shareholders (including the 2,759,344 ordinary shares of the Immo-Stroher Family Shareholder and all shares in the Holding Companies which for their part hold altogether 10,012,982 ordinary shares. At the same time, the Relevant P&G Party wishes to acquire additional shares in the Company, in order to reach a total shareholding of 100% of the Company's registered share capital ("OVERALL TRANSACTION"). For this purpose, the Relevant P&G Party intends, inter alia, to make a public tender offer ("TENDER OFFER") to acquire all ordinary and preference shares of the Company pursuant to the provisions of the German Securities Acquisition and Takeover Act (WERTPAPIERERWERBS- UND UBERNAHMEGESETZ
- "WPUG"). Whether the Tender Offer will be accepted to the extent expected by P&G does not have any impact on the existence of this Agreement and/or the rights and obligations arising from this Agreement.

This said, P&G, the Relevant P&G Party, the Family Shareholders, the Indirect Shareholders, Ms. Sylvia Stroher and Mr. Immo Stroher (collectively the "PARTIES") conclude the following "AGREEMENT":


                                    SECTION A
                    SALE OF SHARES BY THE FAMILY SHAREHOLDERS



                                      SS. 1
                         SUBJECT MATTER OF THE AGREEMENT


(1) The Family Shareholders, with the exception of the Immo Stroher Family Shareholders, have the following shareholdings among others in the registered share capital of the Company:

       a)     STROHER VERWALTUNGS- UND BETEILIGUNGS GMBH & CO. KG

              11,228,928 ordinary non-par-value bearer shares

       b)     Dr. ERIKA POHL

              8,864,778 ordinary non-par-value bearer shares

       c)     Mr. RAINALD POHL

              273,832 ordinary non-par-value bearer shares

       d)     Mr. TILMAN POHL

              273,832 ordinary non-par-value bearer shares

       e)     Mr. BERTRAM POHL

              273,832 ordinary non-par-value bearer shares

       f)     Dr. BURKHARD POHL

              273,832 ordinary non-par-value bearer shares

       g)     Ms. HAIDRUN HONIG

              273,832 ordinary non-par-value bearer shares


(2) The Immo Stroher Family Shareholders have, among others, the following shareholdings in the registered share capital of the Company:

       (a)    IMLADRIS GMBH

              2,289,779 ordinary non-par-value bearer shares

       (b)    Ms. CORINNA STROHER

              93,913 ordinary non-par-value bearer shares

       (c)    Ms. CORDULA STROHER

              93,913 ordinary non-par-value bearer shares

       (d)    Ms. ANNIKA STROHER

              93,913 ordinary non-par-value bearer shares

       (e)    Mr. SVEN-MARTIN STROHER

              93,913 ordinary non-par-value bearer shares

       (f)    Mr. JAN-HENDRIK STROHER

              93,913 ordinary non-par-value bearer shares


(3) The Company's registered share capital has been fully paid up.



                                      SS. 2
                         SALE AND TRANSFER OF THE SHARES



(1) Each Family Shareholder hereby sells his portion of the shares in the Company specified in ss. 1(1) (a) to (g) and ss. 1(2) (a) to (f) (hereinafter each or collectively: the "SOLD SHARE(S)") to the Relevant P&G Party with all rights attached to the Sold Shares, including (but not limited to) the right to participate in the Company's profits (GEWINNBEZUGSRECHT) for fiscal years as of January 1, 2003, as well as subscription rights issued in connection with an increase of the Company's registered share capital or with convertible bonds (WANDELSCHULDVERSCHREIBUNGEN and OPTIONSSCHULDVERSCHREIBUNGEN) as of the signing of this Agreement ("SIGNING DATE"). The right to participate in the Company's profits for the fiscal year which ended on December 31, 2002 is not subject of this Agreement. The Relevant P&G Party hereby accepts such sale.


(2) The book-entry transfer of the Sold Shares and the Held Shares (see ss. 6(1)) shall be entered in a securities deposit account with Deutsche Bank AG ("BANK") in account No. 100/096.1060 together with sub-accounts for the Family Shareholders and the Holding Companies (custodian deposit account). This securities deposit account shall be blocked with respect to each portion of the Sold Shares and of the Held Shares for the benefit of the Relevant P&G Party until title in all Sold Shares has been transferred to the Relevant P&G Party and the transfer of all Sold Holding Company Shares (see ss. 7(3) and (4)) to the Relevant P&G Party becomes effective. The Relevant P&G Party and the Family Shareholders irrevocably instruct the bank to effect such blocking of the securities deposit account. The Indirect Shareholders guarantee that the Holding Companies will issue the same instruction. Should the bank not accept the blocking of the securities deposit account or not accept the blocking in the intended form, the Parties shall seek an arrangement as close as possible to the intended blocking of the securities deposit account. For the avoidance of any doubt, all rights attached to the Sold Shares and the Held Shares (including the voting rights) remain with the respective Family Shareholder and the respective Holding Company until the transfer of ownership of the Sold Shares to the Relevant P&G Party and the transfer of the Sold Holding Company Shares to the Relevant P&G Party become effective.


(3) Each Family Shareholder shall transfer his portion of the Sold Shares on the fifth (Frankfurt) banking day after the closing condition pursuant to ss. 21(2) has been fulfilled (the "CLOSING DATE") by way of collective custody credit (Girosammelgutschrift) concurrently against payment of the purchase price from the blocked securities deposit account to a securities deposit account with the Bank designated by the Relevant P&G Party. Each Family Shareholder, each Indirect Shareholder with regard to the relevant Holding Company and each Holding Company undertakes to take any measure and to cooperate in any measure required for the transfer of the Held Shares on Closing Date to the securities deposit accounts of the Holding Companies designated by the Relevant P&G Party. The Relevant P&G Party undertakes topay to each of the Family Shareholders for each Sold Share transferred by him to the Relevant P&G Party on the Closing Date the purchase price per share as stated in ss. 3(1), plus additional payment claims which are due by the Closing Date pursuant to ss. 3(2) concurrently (ZUG UM ZUG) with the transfer of all Sold Shares and all Sold Holding Company Shares.


(4) Each Family Shareholder and the Relevant P&G Party agree that ownership of each Sold Share sold by the respective Family Shareholder shall pass to the Relevant P&G Party

     (a) subject to the following conditions precedent of

         (i)   fulfillment of the Closing Condition pursuant to ss. 21(2) and

         (ii) full and complete payment of the purchase price for this Sold Share pursuant to ss. 3(1) and all Sold Holding Company Shares pursuant to ss. 8(1), including possible additional payment claims due by the Closing Date pursuant to ss. 3(2) or ss. 8(2), respectively,

     (b) but at the earliest at noon Central European Time on the Closing Date.


     Each Family Shareholder irrevocably, and subject to the conditions precedent, directs the Bank to transfer on occurrence of the conditions set forth in (a) and (b) each Sold Share sold by him to the securities deposit account at the Bank, which account is to be named by the Relevant P&G Party. As a matter of precaution each Family Shareholder and the Relevant P&G Party agree that the respective Family Shareholder shall keep each Sold Share sold by him in custody for the Relevant P&G Party without compensation from the occurrence of the conditions set forth in (a) and (b) onwards. As a matter of utmost precaution, each Family Shareholder hereby assigns, subject to the condition precedent of fulfillment of the conditions pursuant to (a) and (b) above, his membership rights embodied in each Sold Share to the Relevant P&G Party. Parties Nos. 2 to 21 shall agree on an arrangement with the Bank that ensures that the concurrent performance is handled by the Bank in such way that the Bank shall simultaneously deliver to the Parties the account statement relevant to them regarding the crediting of the purchase price or, as the case may be, the crediting of the securities deposit account regarding the transfer of shares.


(5) The Relevant P&G Party cannot refuse the concurrent execution of the transaction if on the Closing Date at least 24,032,210 Sold Shares and all Sold Holding Company Shares are transferred to the Relevant P&G Party.



                                      SS. 3
            PURCHASE PRICE, PAYMENT CONDITIONS AND CASH CONFIRMATION



(1) The purchase price for the Sold Shares amounts to EUR 92.25 per share. Thus, the portion of the purchase price for the

     (a)  11,228,928 shares of the Sold Shares sold by
          STROHER VERWALTUNGS- UND BETEILIGUNGS
          GMBH & CO. KG amounts to                       EUR   1,035,868,608.00


     (b)  8,864,778 shares of the Sold Shares sold by
          DR. ERIKA POHL amounts to                      EUR     817,775,770.50


     (c)  273,832 shares of the Sold Shares sold by
          Mr. RAINALD POHL amounts to                    EUR      25,261,002.00

     (d)  273,832 shares of the Sold Shares sold by
          Mr. TILMAN POHL amounts to                     EUR      25,261,002.00


     (e)  273,832 shares of the Sold Shares sold by
          Mr. BERTRAM POHL amounts to                    EUR      25,261,002.00


     (f)  273,832 shares of the Sold Shares sold by
          Dr. BURKHARD POHL amounts to                   EUR      25,261,002.00


     (g)  273,832 shares of the Sold Shares sold
          by Ms. HAIDRUN HONIG amounts to                EUR       25,261,002.00


     (h)  2,289,779 shares of the Sold Shares sold by
          IMLADRIS GMBH amounts to                       EUR      211,232,112.75

     (i)  93,913 shares of the Sold Shares sold by
          Ms. CORINNA STROHER amounts to                 EUR        8,663,474.25


     (j)  93,913 shares of the Sold Shares sold by
          Ms. CORDULA STROHER amounts to                 EUR        8,663,474.25


     (k)  93,913 shares of the Sold Shares sold by
          Ms. ANNIKA STROHER amounts to                  EUR        8,663,474.25


     (l)  93,913 shares of the Sold Shares sold by
          Mr. SVEN-MARTIN STROHER amounts to             EUR        8,663,474.25


     (m)  93,913 shares of the Sold Shares sold by
          Mr. JAN-HENDRIK STROHER amounts to             EUR        8,663,474.25


       In sum, the individual purchase prices
              for the Sold Shares amount to              EUR    2,234,498,872.50
                                                         =======================


If the general meeting of the Company in deciding on the distribution of the balance sheet profit for the fiscal year ended December 31, 2002 resolves to distribute to the shareholders an amount in cash or in kind per ordinary share which exceeds EUR 0.57 per ordinary share, the purchase price per ordinary share is reduced by this excess amount.

Ten bank working days in Frankfurt am Main after the Closing Date, the Relevant P&G Party shall go into default without being sent a reminder.


(2) If (i) the Relevant P&G Party is obliged due to the Tender Offer to pay a purchase price per ordinary share, which exceeds EUR 92.25 per ordinary share - disregarding any reduction made in accordance with the second to last sentence of ss. 3(1) - and (ii) the Tender Offer is closed, each Family Shareholder has the right to receive for each Sold Share sold by him an additional payment in the amount of the difference between the purchase price payable due to the Tender Offer and EUR 92.25. This right to an additional payment also exists if (i) the Relevant P&G Party purchases ordinary shares in the Company off market, within a year after the publication of the Tender Offer pursuant to ss. 23(1)(1)(2) WpUG, (ii) the acquisition was not made with regarD to a statutory obligation to grant shareholders of the Company any compensation and it is not an acquisition of the assets, or part of the assets, of the company by means of a merger, splitting or asset transfer, (iii) the seller or the sellers is/are not Family Shareholder(s) or shareholder(s) in such Family Shareholder or shareholder of a general partner of a Family Shareholder or an Indirect Shareholder or a Holding Company, (iv) the compensation paid or agreed is higher than the compensation for an ordinary share stipulated in the Tender Offer, and (v) the number of ordinary shares acquired by third parties pursuant to (i), i.e. parties, who are not Family Shareholders or shareholders in such Family Shareholders or shareholders of a general partner of Family Shareholders or of Indirect Shareholders or of Holding Companies, together exceed 3% of the registered share capital of the Company. Agreements under the terms of which the transfer of ownership of ordinary shares of the Company can be required are deemed equivalent to an acquisition within the meaning of the preceding sentence. It is agreed that neither the Family Shareholders nor the Indirect Shareholders nor the Holding Companies will accept the Tender Offer with respect to the Sold Shares or the Held Shares (see ss. 13(2)) and that they therefore have no rights under the TendeR Offer and the Tender Offer proceeding.


(3) The amount payable pursuant to ss. 3(1) and (2) plus potential default interest shall be transferred free of charges anD expenses to an account at the Bank, which account is to be named by the Family Shareholders and the Indirect Shareholders. The payments according to the preceding sentence accrue to the Family Shareholders in proportion to their respective purchase price claims.


(4) Concurrently with the blocking of the securities deposit account mentioned in ss. 2(2) with the Bank pursuant to ss. 2(2) THE Relevant P&G Party will transmit a written cash confirmation pursuant to ss. 13 WpUG for the benefit of the Family ShareholderS and the Indirect Shareholders.




                                      SS. 4
                      AGREEMENT WITH RESPECT TO WARRANTIES



(1) The Parties expressly exclude the applicability of all statutory warranty rights under ss.ss. 434 et seq. of the German Civil CODE ("BGB"). Instead of the statutory warranties and liabilities the following contractual rights and obligations pursuant to ss.ss. 4, 5 shall apply exclusively.


The Parties agree that the warranties of the Family Shareholders pursuant to ss. 4(2) and(3) do not constitute a warranty as tO conditions (BESCHAFFENHEITSGARANTIE) within the meaning of ss.ss. 443, 444 BGB and that the legal consequences of a breach OF warranties shall be governed exclusively by the provisions of this Agreement. Furthermore, the Parties agree that the limitations of liability pursuant to ss. 5 form an integral material part of the warranties pursuant to ss. 4(2) and (3) and tHAT the warranties pursuant to ss. 4(2)and (3) are made only subject to such limitations.


(2) Each Family Shareholder represents with respect to the Sold Shares sold by him:

     (a) The respective Family Shareholder is, at Signing Date and at the time of the transfer of title, the holder of his portion of the Sold Shares, as listed under ss. 1(1) and (2);

     (b) on the date of the transfer of title the Sold Shares sold by the respective Family Shareholder are free from any liens, charges, options and other encumbrances, and on the date of the transfer of title no third parties (including any other Family Shareholders, Indirect Shareholders and Holding Companies) are entitled to assert any claims regarding any of his Sold Shares;

     (c) the respective Family Shareholder is legally entitled to transfer his portion of the Sold Shares; this includes (but is not limited to) that subject to antitrust law requirements, no consent of a third party (including, but not limited to spouses, for example pursuant to ss. 1365 BGB, and courts) is required for the transfer of ownership of his portion oF the Sold Shares to become legally effective, or that such consent has already been granted.


(3) Each Family Shareholder, with the exception of the Immo Stroher Family Shareholders, represents that neither he personally nor - in the event it is not a natural person - any member of his representative body, nor his shareholders (including the shareholders of a general partner of a Family Shareholder) has/have positive knowledge that:

     (a) the audited annual financial statements (including balance sheet, profit and loss account, notes) the management report and the cash flow statement (according to p. 32 of the audit report) of the Company for the fiscal year ended December 31, 2001 in material respects, (i) have not been prepared in accordance with applicable statutory law and the applicable generally accepted accounting principles or (ii) do not, as of the formal approval of the annual financial statements, present a true and fair view of the net assets, financial position and earnings position of the Company; or

     (b) the audited consolidated annual financial statements (including balance sheet, profit and loss account, notes), which was prepared according toss.292a(2) of the Commercial Code (HANDELSGESETZBUCH) as exempting consolidated annual financial statements in accordance with International Accounting Standards (IAS), the management report and the cash flow statement of the Wella Group of Companies (according to Annex II, p. 3, of the Group audit report) for the fiscal year ended December 31, 2001 in material respects, (i) have not been prepared in accordance with applicable statutory law or, if applicable, the IAS-Rules or (ii) do not, as of the formal approval of the consolidated annual financial statements, present a true and fair view of the net assets, financial position and earnings position of the Company group; or

     (c) the quarterly reports of the Company as of April 30, 2002, June 30, 2002, or September 30, 2002, prepared under the stock exchange rules of the Deutsche Borse AG for companies listed in the M-DAX are, in any material respect, inaccurate; or

     (d) from January 1, 2002 until the Signing Date facts occurred which were not published according to the provisions of ss. 15 WpHG (WERTPAPIERHANDELSGESETZ) that will lead or have led to a material worsening of the net assets, financial position and earnings position of the Company;

     where "material" in the sense of ss. 4(3)(a)-(d) means a deviation which has as a consequence that the value of the Company iN accordance with the Overall Transaction is diminished by more than EUR 350,000,000.



                                      SS. 5
                               LEGAL CONSEQUENCES



(1) In the event that any of the warranties given pursuant toss. 4(2) by a Family Shareholder should be breached ("EVENT OF WARRANTY A 1"), the following shall apply:

     (a) Each Family Shareholder and/or each Indirect Shareholder is entitled to reinstate the facts and circumstances with respect to the Sold Shares affected by the Event of Warranty A 1 which would exist, if the Event of Warranty A 1 had not occurred with respect to such Sold Shares. If none of the Family Shareholders and none of the Indirect Shareholders rectifies the respective facts and circumstances within two months after receipt by the Family Shareholders of a written notice of the Relevant P&G Party describing the respective Event of Warranty A 1, the following ss. 5(1)(b)-(d) shall apply:

     (b) The Relevant P&G Party is entitled to claim for damages for breach of performance without any further requirements, in particular without a requirement of fault.

     (c) As regards the amount, the liability for damages pursuant to ss. 5(1)(b) is limited as follows:

         (i) The Family Shareholder who has breached a warranty within the meaning ofss.4(2) shall be liable for the resulting damages up to the amount of the purchase price owed to him according toss.3(1) and (2) ("DAMAGE TIER A 1"). If the claim of the Relevant P&G Party against the infringing Family Shareholder in respect of Damage Tier A 1 cannot be satisfied by such Party the remaining Family Shareholders of the respective Family Group and the Indirect Shareholders of the respective Family Group to which the infringing Family Shareholder belongs shall be jointly and severally liable for the Damage Tier A 1, limited, however, for each member of the respective Family Group, to an amount of EUR
               33.00 per Sold Share sold by him or, in the case of an Indirect Shareholder, per Held Share, relative to the registered share capital of the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the respective Holding Company.

         (ii) To the extent that the claim of the Relevant P&G Party for compensation of the Damage Tier A 1 against the members of the respective Family Group is not satisfied by the members of such Family Group, there shall be no liability of the remaining Family Shareholders and Indirect Shareholders for the deficit.

         (iii) With respect to damage exceeding the Damage Tier A 1 ("DAMAGE TIER A 2") all Family Shareholders, with the exception of the Immo Stroher Family Shareholders, and all Indirect Shareholders shall be jointly and severally liable up to an amount of EUR
               33.00 per Sold Share or, in the case of Indirect Shareholders, per Held Share, relative to the registered share capital of the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the respective Holding Company.

          The above provisions pursuant to ss. 5(1)(c) are without prejudice to any internal compensation settlement between the Family Shareholders and the Indirect Shareholders for the joint and several liability

     (d) The Relevant P&G Party may alternatively withdraw from this Agreement, with effect for P&G as well, if, as a result of an Event of Warranty A 1, so many of the Sold Shares are affected that the Relevant P&G Party acquires, in accordance with this Agreement, less than 75% of the ordinary shares of the Company free from defects within the meaning of ss. 4(2), including the Held Shares indirectly acquired free of legal defects through acquisition, of all shares of all the Holding Companies.


(2) In the event that any of the warranties given pursuant to ss. 4(3) should be breached ("EVENT OF WARRANTY A 2"), (i) each Family Shareholder who caused the Event of Warranty A 2, with the exception of the Immo Stroher Family Shareholders, shall be separately liable or (ii) Family Shareholders who jointly caused the same Event of Warranty A 2 shall be jointly and severally liable, as follows:

     (a) Each Family Shareholder and each Indirect Shareholder is entitled to reinstate the facts and circumstances such that would exist if the Event of Warranty A 2 had not occurred. If, within two months after receipt by the Family Shareholders and Indirect Shareholders of a written notice of the Relevant P&G Party describing the respective Event of Warranty A 2, no Family Shareholder and no Indirect Shareholder entitled to rectify has effected rectification, the following ss. 5(2)(b)-(d) shall apply:

     (b) The Relevant P&G Party is entitled to claim for damages for breach of performance without any further requirements. Damages in this respect are limited to the direct impact of the damaging circumstance on the value of the Company.

     (c) Any liability of the Family Shareholders for a breach of one or several warranties pursuant to ss. 4(3) is excluded to the extent that the circumstances triggering the Event of Warranty were known on the Signing Date to P&G or the Relevant P&G Party, members of their respective corporate bodies, or to their respective employees and attorneys, investment banks and investment advisors involved in connection with the conclusion of this Agreement. The above exclusion of liability does not, however, require knowledge of the extent of damage. In particular, P&G and the Relevant P&G Party are aware of the facts regarding Brazil and Gucci.

     (d) All claims for damages against an infringing Family Shareholder pursuant to ss. 5(2)(b) are limited in total to the amount of the part of the total purchase price of all Sold Shares owed to the respective Family Shareholder pursuant to ss. 3(1), plus claims, if any, for additional payments pursuant to ss. 3(2).


(3) The liability of a Family Shareholder or of the Indirect Shareholders for Events of Warranty A 1 and Events of Warranty A 2 is furthermore limited as follows:

     (a) The Relevant P&G Party cannot base its calculation of damages upon an alleged miscalculation of the Tender Offer price due to inaccurate assumptions. To the extent that in case of an Event of Warranty A 1 or an Event of Warranty A 2 several alternative warranties are triggered simultaneously due to the same circumstance, the Family Shareholder(s) or the Indirect Shareholder(s) against whom claims are made incur liability only once.

     (b) Any liability exceeding the liability of a Family Shareholder or an Indirect Shareholder as set forth in the preceding provisions for an Event of Warranty A 1 or an Event of Warranty A 2, as the case may be, is excluded.

(4) Irrespective of ss. 5(3)(b), except as otherwise provided herein and subject to the obligations arising hereunder and any obligations to pay damages in the event of their breach, all claims of the Relevant P&G Party for damages, reduction of the purchase price, adaptation of the Agreement, rescission, avoidance or any other form of undoing the Agreement, including claims based on culpa in contrahendo or positive violation of contractual duty (POSITIVE FORDERUNGSVERLETZUNG), frustration of the contract (WEGFALL DER GESCHAFTSGRUNDLAGE) or for any other legal reason shall be excluded to the extent legally permitted.

(5) The statute of limitations period for all claims of the Relevant P&G Party based on an Event of Warranty A 1 or an Event of Warranty A 2 shall be 18 months from the Closing Date. A suspension of the statute of limitations due to ongoing negotiations pursuant to ss. 203(1) BGB is subject to the requirement that the claim be asserted in writing.



                                   SECTION B.
        SALE AND TRANSFER OF THE GMBH SHARES BY THE INDIRECT SHAREHOLDERS


By this Agreement, the Indirect Shareholders sell and transfer their Shares in the registered share capital of the limited liability companies (GESELLSCHAFTEN MIT BESCHRANKTER HAFTUNG) listed below under ss. 6(1)(a)-(d) (individually or collectively "HOLDING COMPANY/IES") in accordance with the following provisions:


                                      SS. 6
                         SUBJECT MATTER OF THE AGREEMENT



(1) The Holding Companies hold the following shares in the registered share capital of the Company:

     (a)  MERLIN GMBH

          3,686,852 ordinary non-par-value bearer shares

     (b)  SC VERWALTUNGS- UND BETEILIGUNGS GMBH

          2,266,559 ordinary non-par-value bearer shares

     (c)  UC-BETEILIGUNGS-GMBH

          2,266,559 ordinary non-par-value bearer shares

     (d)  OLBRICHT VERMOGENSVERWALTUNGS GMBH

          1,793,012 ordinary non-par-value bearer shares


                                         - these shares referred to hereinafter,
                                individually or collectively, as "HELD SHARES" -


(2) The shareholdings in the Holding Companies, each of which has registered share capital of

                                                                   EUR 25,000.00

       are as follows:

     (a) Parties 16 to 18 hold shares inMerlin GmbHwith registered office at Berliner Allee 65, 64724 Darmstadt (future registered office: Auf der Beune 85, 64839 Munster), currently still entered in the commercial register of the Local Court of Darmstadt, HRB 8331,


                                                  - hereinafter: "MERLIN GMBH" -

     as follows:

         Ms. Claudia Ebert:
         one share in the nominal amount of                        EUR 22,500.00

         Ms. Jana Ebert:
         one share in the nominal amount of                         EUR 1,150.00
         and one share in the nominal amount of                       EUR 100.00

         Mr. Simon Ebert:
         one share in the nominal amount of                         EUR 1,150.00
         and one share in the nominal amount of                       EUR 100.00

     (b) Ms. Gisela Sander holds shares in SC Verwaltungs- und Beteiligungs GmbH with registered office in Kornmarkt 6, 60311 Frankfurt am Main (future registered office: In der Wildnis 8, 64367 Muhltal) currently still entered in the commercial register of the Local Court of Frankfurt am Main, HRB 49579,


                                                       - hereinafter "SC GMBH" -

     as follows:

          two shares each in the nominal amount of                 EUR 12,500.00

     (c) Ms. Ulrike Crespo holds a share inUC-Beteiligungs-GmbHwith registered office in Feyerleinstr. 9, 60322 Frankfurt am Main (future registered office: Brucknerstrasse 7, 61130 Nidderau), currently still entered in the commercial register of the Local Court of Frankfurt am Main, HRB 52131,


                                                       - hereinafter "UC GMBH" -


     as follows:

          one share in the nominal amount of                       EUR 25,000.00

     (d)  Prof. Dr. Dr. Thomas Olbricht holds shares in Olbricht
          Vermogensverwaltungs GmbH with registered office in Meisenburgstra(beta)e 153, 45133 Essen, commercial register of the Local Court of Essen, HRB 15851,


                                                 - hereinafter "OLBRICHT GMBH" -


     as follows:

          one share in the nominal amount of                       EUR 24,000.00
          and one share in the nominal amount of                    EUR 1,000.00


(3) The registered share capital of each Holding Company has been fully paid up.



                                      SS. 7
                         SALE AND TRANSFER OF THE SHARES



(1) Each Indirect Shareholder herewith sells all of his shares in the respective Holding Company, which shares are listed in ss. 6(1) and (2) (hereinafter, individually or collectively, "SOLD HOLDING COMPANY SHARE(S)") to the Relevant P&G Party alonG with all ancillary rights, including (but not limited to) the right to participate in the Holding Company's profits (GEWINNBEZUGSRECHT) for the fiscal years as of January 1, 2003 and (potential) subscription rights as of the Signing Date. The right to participate in the Holding Company's profits for the fiscal year ended December 31, 2002 is not the subject of the sale. The Relevant P&G Party hereby accepts the sale.


(2) The Relevant P&G Party undertakes to pay to every Indirect Shareholder for the respective Sold Holding Company Share the relevant portion of the purchase price pursuant to ss. 8(1), plus claims for additional payment due up to the Closing DatE pursuant to ss. 8(2) concurrently with the transfer of all Sold Shares and the transfer of all Sold Holding Company Shares.


(3) The Indirect Shareholders transfer the following Sold Holding Company Shares to the Relevant P&G Party, for its sole entitlement in rem, as follows:

     (a) Ms. CLAUDIA EBERT, her share in Merlin GmbH in the nominal amount of EUR 22,500.00;

     (b) Ms. JANA EBERT, her share in Merlin GmbH valued at EUR 1,150.00 and her additional share in Merlin GmbH in the nominal amount of EUR 100.00;

     (c) Mr. SIMON EBERT, his share in Merlin GmbH in the nominal amount of EUR 1,150.00 and his additional share in Merlin GmbH in the nominal amount of EUR 100.00;

     (d) Ms. GISELA SANDER, her two shares in SC GmbH in the nominal amount of EUR 12,500.00 each;

     (e) Ms. ULRIKE CRESPO, her share in UC GmbH in the nominal amount of EUR 25,000.00;

     (f) Prof. Dr. Dr. THOMAS OLBRICHT, his share in Olbricht GmbH in the nominal amount of EUR 24,000.00 and his additional share in Olbricht GmbH in the nominal amount of EUR 1,000.00.


(4)  The transfer is

     (a)  subject to the conditions precedent

         (i) of the fulfillment of the Closing Condition pursuant to ss. 21(2) and

         (ii) of the complete payment of the purchase price for each Sold Share transferred to the Relevant P&G Party on the Closing Date pursuant to ss. 3(1) and for all the Sold Holding Company Shares pursuant to ss. 8(1), including AnY possible claims for additional payment due on the Closing Date pursuant to ss. 3(2) or ss. 8(2), respectively.

     (b) and shall take effect at 12:00 hrs Central European Standard Time on the Closing Date at the earliest.


(5)  The Relevant P&G Party accepts the transfer.


(6) The Relevant P&G Party cannot refuse the concurrent execution of the transaction if on the Closing Date at least 24,032,210 Sold Shares and all Sold Holding Company Shares are transferred to the Relevant P&G Party.


(7) The Indirect Shareholders have the right to resolve amendments to the articles of association of the respective Holding Company until the Closing Date, insofar as such amendments pertain to the name of the company or a domestic relocation of its registered office.



                                      SS. 8
                       PURCHASE PRICE, PAYMENT CONDITIONS



(1) The purchase price for the Sold Holding Company Shares is determined as follows:

     (a) EUR 92.25 multiplied by the number of Held Shares of the respective Holding Company, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the overall registered share capital of the relevant Holding Company,

     (b) plus the nominal value of the respective Sold Holding Company Share of the Indirect Shareholder in the respective Holding Company, and

     (c) plus a sum equal to the amount of the dividends of the Company received by the respective Holding Company for the fiscal year ended December 31, 2002, in relation to the respective Sold Holding Company Share (nominal value) as a proportion of the overall registered share capital of the relevant Holding Company, minus the trade tax to be paid on the dividends by the relevant Holding Company.

     Overall, the purchase price for the Sold Holding Company Shares thus amounts to (before adjustment according to (c)):

     (a)    Ms. CLAUDIA EBERT (Merlin GmbH)       EUR             306,123,387.30

     (b)    Ms. JANA EBERT (Merlin GmbH)          EUR              17,006,854.85

     (c)    Mr. SIMON EBERT (Merlin GmbH)         EUR              17,006,854.85

     (d)    Ms. GISELA SANDER (SC GmbH)           EUR             209,115,067.75

     (e)    Ms. ULRIKE CRESPO (UC GmbH)           EUR             209,115,067.75

     (f)    Prof. DR. DR. THOMAS OLBRICHT
            (Olbricht GmbH)                       EUR             165,430,357.00
                                                               -----------------

     The individual purchase prices of the

     Sold Holding Company Shares added

     together yield the amount of                 EUR             923,797,589.50
                                                               =================

     Ten bank working days in Frankfurt am Main after the Closing Date, the Relevant P&G Party shall go into default without being sent a reminder.


     Should the general meeting of the Company, in the context of determining the use of the balance sheet profit for the fiscal year ended December 31, 2002, resolve an amount per share in cash or in kind to be distributed to the shareholders that exceeds the amount of EUR 0.57 per ordinary share, then the purchase price per Sold Holding Company Share shall be reduced by the surplus amount, multiplied by the number of the Held Shares of the respective Holding Company, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company.


(2) If (i) the Relevant P&G Party is obligated, on the basis of the Tender Offer, to pay a price per ordinary share that exceeds the amount of the purchase price of EUR 92.25 per ordinary share - disregarding any reduction made in accordance with the last sentence of ss. 8(1) - and if (ii) the Tender Offer isclosed, each Indirect Shareholder shall have a claim to additional paymenT as regards each Sold Holding Company Share. The amount of the additional payment shall be determined based on the difference between the purchase price to be paid on the basis of the Tender Offer and the figure of EUR 92.25 multiplied by the number of the Held Shares of the Holding Company, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company. This claim to additional payment also exists if (i) the Relevant P&G Party, within a year publication of the Tender Offer pursuant to ss. 23(1)(1)(2) WpUG, acquires ordinary shares iN the Company outside of any stock exchange, (ii) the acquisition does not take place in connection with a legal obligation to grant compensation to shareholders of the Company and no acquisition of the assets or parts of the assets of the Company by means of merger, splitting, or transfer of assets has taken place, (iii) the seller(s) is/are not a Family Shareholder or its shareholder or shareholder of a general partner of a Family Shareholder or Indirect Shareholder or one of the Holding Companies, (iv) a consideration in value greater than that cited in the Tender Offer for one ordinary share is granted or agreed for this, and (v) the total number of ordinary shares acquired according to (i) from third parties, i.e., not from Indirect Shareholders or from one of the Holding Companies, from Family Shareholders or from their Shareholders, or from the shareholders of a general partner of a Family Shareholder, exceeds 3% of the registered share capital of the Company. Agreements under the terms of which the transfer of ownership of ordinary shares of the Company can be required are deemed equivalent to an acquisition within the meaning of the preceding sentence.


(3) The amount owed pursuant to ss. 8(1) and (2) and any default interest shall each be paid, free of costs and expenses, to thE account to be named by the Family Shareholders and the Indirect Shareholders pursuant to ss. 3(3). The Indirect ShareholderS shall be entitled to the payments according to the preceding Sentence 1 in proportion to the share owed to them of the purchase price.



                                      SS. 9
                      AGREEMENT WITH RESPECT TO WARRANTIES



(1) The Parties expressly exclude the applicability of all statutory warranty rights under ss.ss. 434 et seq. of the German Civil COdE ("BGB"). Instead of the statutory warranties and liabilities the following contractual rights and obligations pursuant to ss.ss. 9, 10 shall apply exclusively.


     The Parties agree that the warranties by the Indirect Shareholders pursuant to ss. 9 (2) to (4) do not constitute warranties aS to conditions (BESCHAFFENHEITSGARANTIEN) within the meaning of ss.ss. 443, 444 BGB and that the legal consequences of the breAcH of any such warranty shall be governed exclusively by the provisions of this Agreement. Furthermore, the Parties agree that the limitations of liability pursuant to ss. 10 form an integral material part of the warranties pursuant to ss. 9 (2) to (4) AnD that the statements pursuant to ss. 9 (2) to (4) are made only subject to such conditions.


(2) Each Indirect Shareholder makes the following representations with respect to the Sold Holding Company Share(s) sold by him/her:

     (a) the respective Holding Company has been duly established and the respective Sold Holding Company Shares exist;

     (b) the entire registered share capital of the relevant Holding Company is fully paid up and has not been repaid before the effective date of the transfer of the Sold Holding Company Shares;

     (c) up to the effective date of the transfer of the Sold Holding Company Shares the respective Holding Company has not carried on any business with the exception of acquiring and managing the Held Shares; otherwise the respective businesses are listed in full in SCHEDULE 9.2C;

     (d) at the time of the effective date of the transfer of the Sold Holding Company Shares the Sold Holding Company Shares are free from any liens, charges, options and other encumbrances, and as of the effective date of the transfer no third parties (including any other Family Shareholders, Indirect Shareholders and Holding Companies) are entitled to assert any claims regarding any of theSold Holding Company Shares held by him/her;

     (e) the audited annual financial statement of the respective Holding Company for the fiscal year ended December 31, 2002 have been prepared in accordance with statutory law and the generally accepted accounting principles, and presents, as of the formal approval of the annual financial statements, a true and fair view of the net assets, financial position and earnings position of the respective Holding Company; up until the effective date of the transfer of the Sold Holding Company Shares, there has been no change in the number of shares in the Company in the holdings of the respective Holding Company;

     (f) upon effectiveness of the transfer of the Sold Holding Company Shares, no liabilities, contingent liabilities or contractual duties exist, in particular service contract obligations of the Holding Company whose basis predates January 1, 2003 and are not shown in the closing balance sheet as of December 31, 2002;

     (g) each Indirect Shareholder is legally entitled to transfer his/her Sold Holding Company Share(s); this includes (but is not limited to) that except for antitrust approval requirements, the consent of a third party (including but not limited to spouses, for example pursuant to ss. 1365 BGB, and courts) is not required (or has already been obtained) foR the transfer of his/her Sold Holding Company Share(s) to become legally effective;

     (h) at the time the transfer of the Sold Holding Company Shares becomes effective, none of the Holding Companies are subject to any contractual obligations with respect to the Held Shares;

     (i) immediately after the transfer of the Sold Holding Company Shares has become effective, the managing directors of the Holding Companies will
          (i) accept on behalf of the respective Holding Company the notification from the Relevant P&G Party pursuant to ss. 16(1) of the Limited Liability Company Act that the respective Sold Holding Company Shares werE acquired by the Relevant P&G Party, accept the notarial deed regarding this contract as proof of the transfer and immediately thereafter (ii) resign from their offices, without the Holding Companies incurring any financial or other costs for the time after the resignation from office;

     (j) up to the effective date of the transfer of the Sold Holding Company Shares, all Holding Companies have, to the best of their knowledge, fulfilled all disclosure and reporting obligations (ERKLARUNGS- UND INFORMATIONSPFLICHTEN) in connection with public duties, fees and taxes, including other tax-related obligations (STEUERLICHE NEBENLEISTUNGEN) (collectively "PUBLIC DUES"), in particular all tax returns and tax declarations have been filed to the best of their knowledge, in complete or true form;

     (k) upon effectiveness of the transfer of the Sold Holding Company Shares, the assets of the respective Holding Company consist exclusively of
          (i) the Held Shares as described in ss. 6(1), (ii) a cash balance or bank balance of EUR 25,000.00 plus an additional amount necessary for the payment of the trade tax as reflected in the trade tax reserves, and any further amount equal to the amount of net dividends distributed by the Company from 1 January 2003 onwards, and (iii) any tax credits with respect to the dividend received by the Holding Company from the Company.


(3) Each Indirect Shareholder makes the following representations in connection with the respective Holding Company, whose shares he/she is selling:

     (a) the respective Holding Company is, as of the Signing Date and at the time the transfer of the Sold Holding Company Shares takes effect, the sole owner of its portion of the Held Shares as stated in ss. 6 (1);

     (b) the Held Shares are on the effective date of the transfer of the Sold Holding Company Shares free from any liens, charges, options and other encumbrances, and as of the effective date of the transfer of the Sold Holding Company Shares no third parties (including any other Family Shareholders, Indirect Shareholders and Holding Companies) are entitled to assert any claims regarding any of the Held Shares;

     (c) the respective Holding Company is entitled to transfer its Held Shares; this includes (but is not limited to) that except for antitrust approval requirements, the consent of a third party (including but not limited to courts) is not required for the transfer of title to become legally effective;


(4) Each Indirect Shareholder represents that she/he personally does not have any affirmative knowledge that:

     (a) the audited annual financial statements (including balance sheet, profit and loss account, notes), the management report and the cash flow statement (pursuant to p. 32 of the audit report) for the fiscal year ended December 31, 2001 in material respects, (i) have not been prepared in accordance with applicable statutory law and the applicable generally accepted accounting principles or (ii) do not, as of the formal approval of the annual financial statements, present a true and fair view of the net assets, financial position and earnings position of the Company; or

     (b) the audited consolidated annual financial statements (including balance sheet, profit and loss account, notes) prepared pursuant toss. 292a(2) of the Commercial Code as exempting annual financial statements in accordance with the regulations of the International Accounting Standards (IAS), the management report and the cash flow statement of the Wella Group (pursuant to Annex II, p. 3, of the Group audit report) for the fiscal year ended December 31, 2001 in material respects, (i) have not been prepared in accordance with applicable statutory law or, insofar as applicable, the IAS regulations, or (ii) do not, as of the formal approval of the annual financial statements of the Company group (KONZERN), present a true and fair view of the net assets, financial position and earnings position of the Company group; or

     (c) the quarterly reports of the Company as of April 30, 2002, June 30, 2002 and September 30, 2002, prepared pursuant to the stock exchange rules of the Deutsche Borse AG for companies listed in the M-DAX are, in any material respects, inaccurate; or

     (d) from January 1, 2002 until the Signing Date events occurred that were not published pursuant to ss. 15 of the SecuritieS Trading Act (WERTPAPIERHANDELSGESETZ) and lead or have led to a material worsening of the net assets, financial position and earnings position of the Company that was not described in the quarterly reports of the Company as of April 30, 2002, June 30, 2002 and September 30, 2002;

     where "material" in the sense of ss. 9(4)(a)-(d) means a deviation which has as a consequence that the value of the Company iN accordance with the Overall Transaction is diminished by more than EUR 350,000,000.



                                     SS. 10
                               LEGAL CONSEQUENCES



(1) In the event that any of the warranties given pursuant toss. 9(2) by an Indirect Shareholder should be breached ("EVENT OF WARRANTY B 1"), the following shall apply:

     (a) Each Family Shareholder and/or each Indirect Shareholder is entitled to reinstate the facts and circumstances with respect to the Sold Holding Company Shares affected by the Event of Warranty B 1 which would exist, if the Event of Warranty B 1 had not occurred with respect to such Sold Holding Company Shares. If none of the Family Shareholders and none of the Indirect Shareholders rectifies the respective facts and circumstances within two months after receipt by the Family Shareholders and the Indirect Shareholders of a written notice of the Relevant P&G Party describing the respective Event of Warranty B 1, the following ss. 10(1)(b)-(d) apply:

     (b) The Relevant P&G Party is entitled to claim damages for breach of performance without any further requirements, in particular, without the requirement of fault.

     (c) Liability for damages pursuant to ss. 10(1)(b) is limited as follows as regards the amount:

         (i) The Indirect Shareholder who has breached a representation pursuant toss. 9(2) is liable for the resulting damages up to the amount of the purchase price owed to him pursuant toss. 8(1)-(2) ("DAMAGE TIER B 1"). If the claim of the Relevant P&G Party against the infringing Indirect Shareholder in respect to Damage Tier B 1 cannot be satisfied by such Party, the remaining Family Shareholders of the respective Family Group and the Indirect Shareholders of the respective Family Group to which the infringing Indirect Shareholder belongs shall be jointly and severally liable for Damage Tier B 1 limited, however, for each member of the respective Family Group, to an amount of up to EUR
               33.00 per Sold Share sold by him or, in case of Indirect Shareholders, per Held Share, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company.

         (ii) Insofar as the claim of the Relevant P&G Party against the members of the respective Family Group for compensation for Damage Tier B 1 is not satisfied by the members of this Family Group, the remaining Family Shareholders and Indirect Shareholders shall not be liable for the amount of the deficit.

         (iii) For damages above the Damage Tier B 1 ("DAMAGE TIER B 2"), all Family Shareholders, with the exception of the Immo Stroher Family Shareholders, and all Indirect Shareholders, shall be jointly and severally liable up to the amount of EUR 33.00 per Sold Share or, in the case of Indirect Shareholders, per Held Share, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company.

         The foregoing provisions pursuant to ss. 10(1)(c) are without prejudice to any possible internal compensation settlement between the Family Shareholders and the Indirect Shareholders regarding the joint and several liability.

     (d) The Relevant P&G Party may alternatively rescind this Agreement, also with effect in respect of P&G, if an Event of Warranty B 1 directly affects so many of the Held Shares that the Relevant P&G Party acquires, pursuant to this Agreement, less than 75% of the ordinary shares of the Company free from defects within the meaning of ss. 9(3), including the Sold Shares acquired from the Family Shareholders and any Held Shares acquired free of any legal defects by means of the acquisition of all Shares of all remaining Holding Companies.


(2) In case any of the warranties given pursuant toss. 9(3) by an Indirect Shareholder should be breached ("EVENT OF WARRANTY B 2"), the following shall apply:

     (a) Each Family Shareholder and/or each Indirect Shareholder shall have the opportunity to reinstate the facts and circumstances with respect to the Held Shares affected by the Event of Warranty B 2 which would exist if the Event of Warranty B 2 had not occurred with respect to such Held Shares. If none of the Family Shareholders and none of the Indirect Shareholders rectifies the respective facts and circumstances within two months after receipt by the Family Shareholders and the Indirect Shareholders of a written notice of the Relevant P&G Party describing the respective Event of Warranty B 2, the following ss. 10(2)(b)-(d) apply:

     (b) The Relevant P&G Party is entitled to claim damages for breach of performance without any further requirements, in particular without the requirement of fault.

     (c)  Liability for damages pursuant to ss. 10(2)(b) is limited as follows:

         (i) The Indirect Shareholder who has breached a warranty within the meaning ofss.9(3) is liable for the resulting damage up to the amount of the purchase price owed to him pursuant toss. 8(1)-(2) ("DAMAGE TIER B 3"). If the claim of the Relevant P&G Party against the infringing Indirect Shareholder in respect of the Damage Tier B 3 cannot be satisfied by the latter, then the remaining Family Shareholders of the respective Family Group and the Indirect Shareholders of the respective Family Group to which the infringing Indirect Shareholder belongs shall be jointly and severally liable for Damage Tier B 3, limited, however, for each member of the respective Family Group, to an amount of up to EUR
               33.00 per Sold Share sold by him or, in the case of Indirect Shareholders, per Held Share, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company.

         (ii) Insofar as the claim of the Relevant P&G Party against the members of the respective Family to compensation for Damage Tier B 3 is not satisfied by the members of this Family, the remaining Family Shareholders and Indirect Shareholders shall not be liable for the amount of any deficit.

         (iii) For damage above the Damage Tier B 3 ("DAMAGE TIER B 4"), all Family Shareholders, with the exception of the Immo Stroher Family Shareholders, and all Indirect Shareholders shall be jointly and severally liable up to the amount of EUR 33.00 per Sold Share or, in case of Indirect Shareholders, per Held Share, relative to the respective Sold Holding Company Share (nominal value) as a proportion of the total registered share capital of the relevant Holding Company.

          The foregoing provisions pursuant to ss. 10(2)(c) are without prejudice to any possible internal compensation settlement between the Family Shareholders are the Indirect Shareholders regarding the joint and several liability.

     (d) The Relevant P&G Party may alternatively rescind this Agreement, also with effect in respect of P&G, if an Event of Warranty B 2 indirectly affects so many Held Shares that the Relevant P&G Party acquires, pursuant to this Agreement, less than 75% of the ordinary shares of the Company free from defects within the meaning of ss. 9(3), including the Sold Shares acquired from the Family Shareholders and any Held Shares indirectly acquired free of legal defects by means of acquisition of all shares of the remaining Holding Companies.


(3) In the event that any of the warranties given pursuant to ss. 9(4) should be inaccurate ("EVENT OF WARRANTY B 3"), (i) each Indirect Shareholder who caused the Event of Warranty B 3 shall be separately liable or (ii) Indirect Shareholders who jointly caused the same Event of Warranty B 3 shall be jointly and severally liable, as follows:

     (a) Each Indirect Shareholder and each Family Shareholder shall have the opportunity to reinstate the facts and circumstances that would exist if the Event of Warranty B 3 had not occurred. If, within two months after receipt by the Indirect Shareholders and the Family Shareholders of a written notice of the Relevant P&G Party describing the respective Event of Warranty B 3, no Indirect Shareholder or Family Shareholder who is entitled to do so has rectified the situation, the following ss. 10(3)(b)-(d) apply:

     (b) The Relevant P&G Party is entitled to claim for damages for breach of performance without any further requirements. Damages are limited to the direct effects of the damaging circumstance on the value of the Company.

     (c) Any liability of an Indirect Shareholder for a breach of one or several warranties pursuant to ss. 9(4) is excluded to the extent that the facts and circumstances triggering the Event of Warranty were known on the Signing Date to P&G or the Relevant P&G Party, members of their respective corporate bodies, or to their employees and attorneys, investment bankers and investment advisors involved in the conclusion of this Agreement. The above exclusion of liability does not, however, require knowledge of the extent of damage. In particular, P&G and the Relevant P&G Party are aware of the facts regarding Brazil and Gucci.

     (d) All claims for damages against an infringing Indirect Shareholder pursuant to ss. 10(3)(b) shall be limited in total to the amount of that part of the total purchase price owed to the respective Indirect Shareholder pursuant to ss. 8(1) for all Sold Shares plus potential additional payment claims pursuant to ss. 8(2).


(4) The liability of an Indirect Shareholder and the Family Shareholders for Events of Warranty B 1, B 2, and B 3 is furthermore limited as follows:

     (a) The Relevant P&G Party cannot base its calculation of damages upon an alleged miscalculation of the Tender Offer price due to inaccurate assumptions. To the extent that in case of an Event of Warranty B 1, B 2 or B 3 several alternative claims are triggered due to the same circumstance, the Family Shareholder(s) and the Indirect Shareholder(s) against whom the claims are made shall not be liable more than once.

     (b) Any liability exceeding the liability of an Indirect Shareholder or a Family Shareholder as set forth in the preceding provisions for an Event of Warranty B 1, B 2 or B 3 is excluded.

     (c) Irrespective of ss. 10(3)(b), except as otherwise provided herein and subject to the obligations arising hereunder and any possible obligations to pay damages in the event of their breach, all claims of the Relevant P&G Party for damages, reduction of the purchase price, adaptation of the Agreement, withdrawal, avoidance or any other form of undoing the Agreement, including claims based on of culpa in contrahendo, positive violation of contractual duty (POSITIVE VERTRAGSVERLETZUNG), frustration of the contract (WEGFALL DER GESCHAFTSGRUNDLAGE) or for any other legal reason shall be excluded to the extent legally permitted.

     (d) The statute of limitations period for all claims of the Relevant P&G Party based on an Event of Warranty B 1, B 2, or B 3 shall be 18 months from the Closing Date. A suspension of the statute of limitations due to ongoing negotiations pursuant to ss. 203(1) of the BGB is subject to the requirement of raising the claim in writing.



                                     SS. 11
                         INDEMNIFICATION, REIMBURSEMENT



(1) Each Indirect Shareholder (the shareholders of Merlin GmbH, amongst each other as joint and several debtors) undertakes to indemnify his respective Holding Company whose shares he is selling from the following claims:

     (a) from all present and future claims and liabilities, including contingent liabilities, of the relevant Holding Company that have their legal basis prior to the taking effect of the transfer of the Sold Holding Company Shares;

     (b)  from all Public Dues of the relevant Holding Company

         (i) relating to the period prior to (and including) the taking effect of the transfer of the Sold Holding Company Shares, or

         (ii) arising in connection with the dividends of the Company for the fiscal year ended 31 December 2002,

         insofar as the Public Dues, were not already taken into account in the determination of the purchase price pursuant to ss. 8(1)(c)(1)
         (trade tax), or, are not reduced by tax credits for dividend taxes withheld by the Company (including solidarity tax) (cf. ss. 11(2)).


(2) In the case of dividends of the Company for fiscal years ended by 31 December 2002 that trigger Public Dues within the meaning of ss. 11(1)(b), the Indirect Shareholders undertake (in the case of Merlin GmbH, the shareholders among themselves as joint and several debtors), to pay to his respective Holding Company an additional amount equal to any dividend tax withheld by the Company (including the solidarity tax), insofar as the dividend withholding tax (including the solidarity tax) is not reimbursed but instead credited to the Holding Company.


(3) The Relevant P&G Party undertakes to take all necessary and appropriate measures so that the rights of the respective Holding Company can be sufficiently granted for Public Dues and liabilities relating to the period prior to the time the transfer of the Sold Holding Company Shares taking effect. For this purpose, the Relevant P&G Party shall inform the respective Indirect Shareholder in a timely fashion. The Indirect Shareholders of the respective Holding Company shall bear the costs for any proceedings that are conducted in the interest or at the instructions of the respective Indirect Shareholders.


(4) The above claims shall be statute-barred after the expiration of 10 years after the transfer of the Sold Holding Company Shares takes effect, but in the case of Public Dues not prior to the expiration of six months after their final determination.





                                     SS. 12
                                    SECURITY



(1) The Indirect Shareholders shall provide, for a period of two years from the time the transfer of the Sold Holding Company Shares, collateral for the benefit of the Relevant P&G Party. This collateral shall, at the discretion of the Indirect Shareholders, consist of

     (a)  a guarantee from a major German bank; or

     (b)  a pledged interest-bearing cash account at a major German bank; or

     (c) a pledged securities deposit account at a major German bank, as agreed with the Relevant P&G Party, on the condition that the account contains only securities bearing fixed interest with a remaining term of at most 12 months, or shares in investment funds that invest in such bonds.

(2) The Relevant P&G Party can satisfy any claim out of this if the damage occurs as a result of an Event of Warranty B 1, based on a breach of warranty pursuant to ss. 9(2)(e), (f), (h), (i), (j), (k), or if an indemnification or a payment obligation pursuant to ss. 11 has not been fulfilled.


(3) The amount of the security corresponds to 10% of the total purchase price to be paid to the Indirect Shareholders pursuant to ss. 8(1).

                                    SECTION C
                               GENERAL PROVISIONS





                                     SS. 13
    SUPPORT OF THE OVERALL TRANSACTION AND OF THE COMPLETION OF THE AGREEMENT



(1) Each Family Shareholder, each member of its corporate bodies (including the shareholders of a Family Shareholder and the shareholders of a general partner of a Family Shareholder), each Indirect Shareholder, each Holding Company and each of its managing directors (individually or collectively:
     "PERSON(S) TO BE INCLUDED IN THE FAMILY"), and each company controlled by a Family Shareholder or an Indirect Shareholder will support the completion of the Overall Transaction including the Tender Offer in accordance with its respective capacities and refrain from any actions which would or could reasonably be expected to be prejudicial or have any negative impact on the completion of the Overall Transaction, including the Tender Offer, to the extent permitted by law. Each Family Shareholder - also through the company controlled by him - and each Indirect Shareholder - also through the company controlled by him - shall exercise his best efforts to support the Tender Offer, in particular (but not limited to) through his representatives on the Supervisory Board and the Advisory Board of the Company to the extent permitted by law. P&G and the Relevant P&G Party will for their part support the completion of this Agreement and refrain from any action which could reasonably be expected to be prejudicial or have any negative impact on the completion of the Overall Transaction, to the extent permitted by law; the right of P&G or the Relevant P&G Party to acquire additional enterprises at its discretion shall remain unaffected (ss. 21(5) remains unaffected).


(2) Each Family Shareholder, each Indirect Shareholder and Parties Nos. 22 and 23 undertake to accept the Tender Offer relating to Additional Shares held by them. The Family Shareholders, the Indirect Shareholders and the Holding Companies shall not accept the Tender Offer in relation to other shares.


(3) Save where the Relevant P&G Party gives its prior written consent for them to vote otherwise, from the Signing Date until the Closing Date, each Family Shareholder and each Holding Company is obligated, to the extent permitted by law, to vote against the following: general meetings of the Company (i) any capital measure (KAPITALMA(BETA)NAHME) of the Company, (ii) amendments To the articles of association of the Company (SATZUNGSANDERUNGEN), including (but not limited to) such amendments referring to a conversion of preference shares into ordinary shares as well as a conversion of ordinary shares into preference shares, and (iii) all corporate reorganization measures and fundamental decisions (as for example mergers, transformations), which require a three-quarters majority by law,
     (iv) approval of management measures beyond the ordinary course of business, for which the general meeting is competent according to ss. 119(2) Stock Corporation Act, and (v) any distribution of the balance sheet profit of the Company for a fiscal year which would lead to a situation where the Company would not be able to pay to the preference shareholders the preference dividend (VORZUGSBETRAG), as provided in ss. 27 of the articles of association of the Company.


(4) From the Signing Date until the Closing Date, no Family Shareholder and no Indirect Shareholder may require the Management Board to convene a general meeting of the Company pursuant to ss. 122(1) Stock Corporation Act.


(5) From the Signing Date until the Closing Date, no Person to Be Included in the Family and no company controlled by a Family Shareholder or an Indirect Shareholder may, nor may cause any third party to, acquire any shares or other securities in the Company or induce third parties to such an acquisition except as expressly permitted in this Agreement.


(6) From the Signing Date until the Closing Date, no Family Shareholder and no Indirect Shareholder and no Holding Company may sell, transfer, encumber, grant any option over or otherwise dispose of the Sold Shares or the Held Shares, respectively, in favor of third parties (including another Person to Be Included in the Family).


(7) Each Person to Be Included in the Family will use his best efforts to exercise his influence upon the members of the Management Board, the Supervisory Board and the Advisory Board of the Company so that they do not

     (a)  act so that the Company buys back shares,

     (b) act so that the Company sells shares which the Company has bought back, other than (i) to all shareholders on a pro rata basis, (ii) within the framework of the authorization resolved by the general meeting of the Company on May 14, 2002 to the beneficiaries of the stock option program resolved by the general meeting of the Company on May 22, 2001 or (iii) exclusively to P&G or a company controlled by it; or

     (c) prepare or formally approve annual financial statements (JAHRESABSCHLUSS) of the Company nor provide the general meeting of the Company with a proposal as to the distribution of the balance sheet profit (GEWINNVERWENDUNGSVORSCHLAG) on the basis of which the Company would not be able to pay to the preference shareholders the preference dividend (VORZUGSBETRAG), as provided in ss. 27 of the articles of association of the Company; or

     (d) make any transactions or take any measures on behalf of the Company which materially change the ordinary course of its business; or

     (e) grant or promise advantages to members of the management board of the Company which exceed the rights resulting from the service contract on the Signing Date;

       unless prevented by law or unless P&G consents beforehand in writing.


(8) Subject to statutory confidentiality obligations each Person to Be Included in the Family is obligated to inform P&G forthwith if he receives knowledge about any measures, plans or intentions of the Company or any third party which might be prejudicial to or have negative impact on the execution of this Agreement and the Overall Transaction, including (but not limited to) measures described in ss. 13(7). Conversely, P&G and the Relevant P&G Party are obliged to immediately inform the Family Shareholders and the Indirect Shareholders if they receive knowledge about any measures, plans or intentions with respect to the Company which might have negative impact on the execution of this Agreement, with the exception of the acquisition of additional enterprises or shareholdings in enterprises by P&G or the Relevant P&G Party.


(9) Ms. Claudia Ebert waives all claims against Ms. Jana Ebert and Mr. Simon Ebert for the retransfer (i) of the two shares in Merlin GmbH each in the nominal amount of EUR 100.00 that she transferred to Ms. Jana Ebert and Mr. Simon Ebert, respectively, by means of the Donation and Transfer Agreement of May 7, 2002 (Notarial Deed No. 275/2002 of the notary Wolfgang Scheer in Darmstadt), and (ii) of the two further shares in Merlin GmbH each in the nominal amount of EUR 1,150.00 that she transferred to Ms. Jana Ebert and Mr. Simon Ebert, respectively, by means of the Donation and Transfer Agreement of February 11, 2003 (Notarial Deed No. A. Prot. 2003/39 of the notary Stephan Cueni in Basel, Switzerland).


(10) ss. 13(3) above does not apply to Stroher Verwaltungs- and Beteiligungs GmbH & Co. KG.


(11) Each Indirect Shareholder shall, by the time the transfer of the Sold Holding Company Shares takes effect, make a choice regarding a U.S. earnings tax for the respective Holding Company, according to which the respective Holding Company shall be treated as an entity for U.S. earnings tax purposes that is disregarded for tax purposes ("disregarded entity"). This choice shall be made in each case by filling out a Form 8832, "Entity Classification Election," of the Internal Revenue Service. The choice shall take effect on the date entered on Line 4 of Form 8832. This date shall be before the date the transfer of the Sold Holding Company Shares takes effect. The Indirect Shareholders pledge to support the Relevant P&G Party in filling out Form 8832 in accordance with its lawful and correct instructions, to sign these forms, and to give them to the Relevant P&G Party before the transfer of the Sold Holding Company Shares takes effect. The Relevant P&G Party shall make sure that the signed 8832 forms are submitted to the Internal Revenue Service. The Relevant P&G Party pledges to release the Indirect Shareholders from all tax liabilities and to compensate them for all other disadvantages resulting from the collaboration described above. The Indirect Shareholders ensure that they are not U.S. residents for tax purposes.


                                     SS. 14
            FAMILY SHAREHOLDERS' LIABILITY FOR CERTAIN THIRD PARTIES,
              LIABILITY OF MR. IMMO STROHER AND MS. SYLVIA STROHER



(1) Each Family Shareholder and each Indirect Shareholder covenants to the Relevant P&G Party to procure that all members of his representative body (including his shareholders and the shareholders of his general partners), every Holding Company whose shares he is selling, every managing director of such a Holding Company, and all enterprises controlled by him shall make all necessary declarations and carry out all measures to which they are obligated pursuant to this Agreement, as well as carry out all legal acts that are required for the completion of this Agreement.


(2) Each Family Shareholder and each Indirect Shareholder covenants to the Relevant P&G Party to procure that all members of his representative organ (including shareholders and shareholders of general partners), every Holding Company whose shares he is selling, every managing director of such a Holding Company, all enterprises controlled by him and all members of its corporate body as well as each person acting for or on behalf of one of the persons mentioned in this provision (investment bankers, lawyers and other advisors etc.) will comply with their duties of action and omission according to this Agreement.


(3) Mr. Immo Stroher undertakes to the Relevant P&G Party that he personally, and that he shall procure that Imladris GmbH, will comply with their obligations under this Agreement. No liability going beyond this is created by this Agreement.


(4) Ms. Sylvia Stroher undertakes to the Relevant P&G Party that she personally, and that she shall procure that SC Stroher Verwaltungs- und Beteiligungs GmbH & Co. KG, will comply with their obligations under this Agreement. No liability going beyond this is created by this Agreement.



                                     SS. 15
          P&G'S LIABILITY FOR THE RELEVANT P&G PARTY AND THE TRANSFEREE



(1) P&G guarantees to the Family Shareholders and to the Indirect Shareholders that the Relevant P&G Party and the Transferee(s) shall, pursuant to ss. 24, fulfill all their obligations under this Agreement (SCHULDBEITRITT).


(2) Any knowledge, actions, omissions, and fault of P&G shall be attributed to the Relevant P&G Party.



                                     SS. 16
                                   EXCLUSIVITY


From the Signing Date until (i) the completion of the Tender Offer and or (ii) Closing Date, whichever is later, each Family Shareholder, each Person to Be Included in the Family as well as each company controlled by a Family Shareholder or an Indirect Shareholder, as well as any third person acting for or on behalf of one of the above mentioned persons (investment bankers, lawyers and other advisors) shall neither (i) solicit, encourage or support any person (other than P&G) (a) to make any public or private offer or (b) to solicit, encourage or support a third party to make any public or private offer for the shares of the Company nor (ii) take any other action which may reasonably be expected to be prejudicial to or have any negative impact on the successful completion of the Overall Transaction. This shall apply to the extent permitted by law.


                                     SS. 17
                                 CONFIDENTIALITY


The Parties, all members of their corporate bodies, the Persons to Be included in the Family as well as all the companies controlled by the Parties shall maintain strict confidentiality regarding the terms and conditions of this Agreement unless disclosure is required by law, regulation or order of a court or administrative authority. The Confidentiality Agreement remains in effect as of 13/14 January 2003.


                                     SS. 18
                     SEVERAL / JOINT AND SEVERAL LIABILITY,
                   LIMITATION OF LIABILITY, LIMITATION PERIOD



(1) Except as otherwise expressly stipulated in the Agreement, the Family Shareholders, the Indirect Shareholders and the Party Nos. 22 and 23 are severally liable (ALS EINZELSCHULDNER) for any representation, warranty, guarantee or obligation they have given or assumed under the Agreement which is inaccurate, incomplete or not complied with.


(2) The liability of the Family Shareholders, the Indirect Shareholders and the Party Nos. 22 and 23 for compensatory damages for the grossly or slightly negligent breach of secondary obligations, that arise from the Agreement, is limited to the purchase price owed to the respective Family Shareholder or Indirect Shareholder, or in the case of Party Nos. 22 and 23, to the purchase price owed to the Party Nos. 3 and 10, respectively, in addition to possible claims to additional contribution.


(3) All claims of the Parties based on this Agreement shall become statute-barred eighteen months after the Closing Date, unless otherwise provided for in the Agreement. A suspension of the limitation period on account of pending proceedings pursuant to ss. 203(1) of the BGB requires that the claim be asserted in writing.



                                     SS. 19
                        SUPERVISORY BOARD OF THE COMPANY



(1) The Family Shareholders and/or the Holding Companies have the following trusted persons on the Supervisory Board (Aufsichtsrat) of the Company:

       -      Prof. Dr. Dr. Thomas Olbricht
       -      Ms. Ulrike Crespo
       -      Mr. Tilman Pohl
       -      Mr. Hans Schmidt, Messel
       -      Prof. Dr. Dieter Schneidewind, Zwingenberg
       -      Ms. Sylvia Stroher


(2) Prof. Dr. Dr. Thomas Olbricht, Ms. Ulrike Crespo, Mr. Tilman Pohl and Ms. Sylvia Stroher will resign from their office as members of the supervisory board at the request of the Relevant P&G Party on or any time after Closing Date. The Family Shareholders and/or the Indirect Shareholders through their Holding Companies will exercise their best efforts to cause Mr. Schmidt and Prof. Dr. Dieter Schneidewind to also resign from their offices as members of the Supervisory Board on or any time after the Closing Date at the request of the Relevant P&G Party.


(3) The Relevant P&G Party undertakes to procure that the general meeting will grant formal approval of the acts of the aforementioned members of the Supervisory Board.



                                     SS. 20
                          ADVISORY BOARD OF THE COMPANY



(1)  Currently, the following persons are members of the Advisory Board
     (BEIRAT):

       -      Mr. Norbert Ebert
       -      Mr. Rainald Pohl
       -      Mr. Ulrich Stroher.


(2) Mr. Rainald Pohl will resign from his office as member of the Advisory Board on or any time after the Closing Date at the request of the Relevant P&G Party, without financial or other expenses of the Company for the time after the Closing Date. The Family Shareholders and the Indirect Shareholders represent that Mr. Norbert Ebert and Mr. Ulrich Stroher will resign from their offices as members of the Advisory Board on or any time after the Closing Date at the request of the Relevant P&G Party, without financial or other expenses of the Company for the time after the Closing Date.


(3) The Relevant P&G Party undertakes to procure, if necessary by voting in the general meeting, that the general meeting will grant formal approval of the acts of the aforementioned members of the Advisory Board and the former member of the Advisory Board, Mr. Hans-Joachim Sander, in the same way as statutorily provided for the members of the Supervisory Board.


                                     SS. 21
                              CONDITION FOR CLOSING



(1) Immediately after Signing Date the Relevant P&G Party shall undertake its best efforts to initiate and accomplish the necessary merger control proceedings. In this context the Parties agree to cooperate on a basis of mutual trust and to grant each other all assistance necessary. The Family Shareholders and the Indirect Shareholders will use their best efforts to procure the Company to cooperate on a basis of mutual trust, to grant the Relevant P&G Party the necessary assistance and not to take measures of an arbitrary or detrimental nature. The Relevant P&G Party will integrate the Family Shareholders and the Indirect Shareholders into the merger-control process for the performance of this Agreement in the jurisdictions cited in
     (2); in particular, it will consult with the Family Shareholders and the Indirect Shareholders regarding registrations and petitions, and involve the Family Shareholders and Indirect Shareholders in the discussions with the competition authorities.


(2) Transfer in rem of the Sold Shares and of the Sold Holding Company Shares to the Relevant P&G Party according to ss. 2(4) and ss. 7(3) and (4) as the case may be ("CLOSING"), is subject to the following condition precedent:


     The necessary merger control clearance from the competent authorities of the U.S., Canada, and the EU, as well as in Mexico and Japan have been granted finally and with legally binding effect or the periods for prohibition have expired, without the competent competition authorities having prohibited the planned merger. The Relevant P&G Party and the Family Shareholders and/or, the Indirect Shareholders, as the case may be, shall use their best efforts to obtain the necessary merger control clearance in the above-mentioned jurisdictions. The Relevant P&G Party is obligated to fulfill the conditions and take all measures imposed on the Company by the competition authorities in the aforementioned jurisdictions, unless the conditions and measures concerned lead to a reduction of more than 8% of the Company's worldwide sales in the last complete fiscal year.


     In the event that the aforementioned antitrust clearances with regard to the U.S., Canada, and the EU have been issued with finality and binding legal effect, or the relevant prohibition deadlines with regard to these jurisdictions have expired without the relevant antitrust authorities having prohibited the planned merger, the Relevant P&G Party hereby waives, even now, the fulfillment of the conditions precedent with regard to the countries Mexico and Japan. This waiver shall become effective in respect of Mexico upon the expiration of six months after the Signing Date and in respect of Japan upon expiration of eight months after the Signing Date.


(3) Should the changes in the competitive conditions and/or market structure through the additional acquisition of one or more companies by the Relevant P&G Party or any other enterprise controlled by P&G have a direct negative impact on the substantive assessment of the merger plan in the merger control proceedings in the jurisdictions cited in ss. 21(2) and thereby on the fulfillment of the Closing Condition pursuant to ss. 21(2), P&G and the Relevant P&G Party are obligated to situate, without any restrictions, the Family Shareholders and the Indirect Shareholders, in respect of the planned merger as regards the fulfillment of the condition and its point in time, as they would be if the acquisition of one or more enterprises by the Relevant P&G Party or another enterprise controlled by P&G were not carried out, and conditions and other measures of the competent antitrust authorities did not have a disadvantageous effect on the Family Shareholders and the Indirect Shareholders.


(4) If the aforesaid closing condition is not fulfilled at the latest within one year of Signing Date, Parties Nos. 1 and 2 on the one hand and the Indirect Shareholders on the other hand may withdraw from this Agreement unless one or more merger control procedures in the jurisdiction referred to in ss. 21(2) goes on longer than this period and negative clearance is expected shortly. The Parties will appeal any cease and desist orders in the event that the merger is prohibited by the competent authority competition in one or more of the jurisdictions referred to in ss. 21(2). Should a negative clearance granted by the competent competition authority in one of the jurisdictions referred to in ss. 21(2) be appealed by a third party, the Parties will use their best efforts to defend against the appeal. In such cases the Parties may not exercise their right of rescission until such time as a final and unappealable decision up holding the prohibition or cancelling by the negative clearance has been made.


     In the event a withdrawal pursuant to the preceding subparagraph, the Relevant P&G Party shall make a lump-sum reimbursement to the Family Shareholders and the Indirect Shareholders of a total of EUR 10,000,000.00 for compensation of costs incurred. No proof of costs is necessary.


(5) The Relevant P&G Party shall be responsible for conducting of merger control proceedings outside the jurisdictions mentioned in ss. 21(2). The Relevant P&G Party shall bear the risk of possible prohibitions or obligatory conditions issued in the course of such proceedings. In respect of these merger control procedures too, the Family Shareholders and the Indirect Shareholders shall use their best efforts to procure that the company to cooperate in a spirit of mutual trust, to give the Relevant P&G Party the necessary assistance and not to take any arbitrary or prejudicial measures.



                                     SS. 22
                                      COSTS


Each Party shall bear its own costs and taxes on income in connection with the execution and completion of this Agreement, in particular the costs of its advisors. The Relevant P&G Party bears the costs of the notarization of this Agreement as well as the costs of the filing of the notification of the merger with the competition authorities, to the extent that these are not costs of the advisors to the Family Shareholders or the Indirect Shareholders, and, if applicable, real estate transfer tax with respect to the Company triggered by the completion of this Agreement. The Relevant P&G Party shall bear the bank fees for the transfer of the Sold Shares, for any transfers of deposits with respect to the Held Shares, for the transfer of the purchase price and for any trustee services performed.





SS.  23 NOTICES

All declarations of intent, legal actions, notices and other communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person, or sent via registered mail with return receipt requested or delivered by a bailiff of the court, or transmitted by facsimile (provided a number is indicated below); parties shall be deemed served upon transmission of the copy to their respective attorneys as listed below:


if to P&G:                         The Procter & Gamble Company
                                   One Procter & Gamble Plaza
                                   Cincinnati, Ohio 45202, U.S.A.
                                   Fax: +1-513-983-2261

Attn:                              Clayton C. Daley, Jr.
                                   Senior Vice President & Chief Financial
                                   Officer

with a copy to:                    GLEISS LUTZ Rechtsanwalte
                                   Dr. Gerhard Wirth or
                                   Dr. Michael Arnold
                                   Maybachstr. 6
                                   D-70469 Stuttgart, Germany
                                   Fax: +49-711-8997-395

if to  PROCTER & GAMBLE GERMANY MANAGEMENT GMBH:

Attn:                              Procter & Gamble Germany Management GmbH
                                   Sulzbacher Str. 40
                                   D-65818 Schwalbach, Germany
                                   Fax: +49-6196/895901

with a copy to:                    GLEISS LUTZ Rechtsanwalte
                                   Dr. Gerhard Wirth or
                                   Dr. Michael Arnold
                                   Maybachstr. 6
                                   D-70469 Stuttgart, Germany
                                   Fax: +49-711-8997-395

if to STROHER VERWALTUNGS- UND BETEILIGUNGS GMBH & CO. KG:

Attn:                              Stroher Verwaltungs- und Beteiligungs
                                   GmbH & Co. KG
                                   Auf der Beune 85
                                   64839 Munster

with a copy to:                    Flick Gocke Schaumburg
                                   Dr. Cristoph Schulte
                                   Bockenheimer Landstra(beta)e 23
                                   D-60325 Frankfurt am Main
                                   Fax: +49-69/71703100


if to DR. ERIKA POHL:

Attn:                              Dr. Erika Pohl
                                   Maison Trautheim, Ferpicloz
                                   CH-1724 Praroman Le Mouret


with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295



if to Mr. RAINALD POHL:

Attn.:                             Mr. Rainald Pohl
                                   Hobrechtstra(beta)e 52
                                   D-64285 Darmstadt

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to Mr. TILMAN POHL:

Attn:                              Mr. Tilman Pohl
                                   Am Elfengrund 48
                                   D-64297 Darmstadt

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to Mr. BERTRAM POHL:

Attn:                              Mr. Bertram Pohl
                                   Maison Trautheim, Ferpicloz
                                   CH-1724 Praroman Le Mouret

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to DR. BURKHARD POHL:

Attn:                              Dr. Burkhard Pohl
                                   Maison Trautheim, Ferpicloz
                                   CH-1724 Praroman Le Mouret

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to Ms. HAIDRUN HONIG:

Attn:                              Mrs. Haidrun Honig
                                   Maison Trautheim, Ferpicloz
                                   CH-1724 Praroman Le Mouret

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to IMLADRIS GMBH:

Attn:                              Mr. Immo Stroher
                                   Haubachweg 6
                                   64285 Darmstadt

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Ms. CORINNA STROHER:

Attn:                              Ms. Corinna Stroher
                                   Bleichweg 18
                                   D-64342 Seeheim-Jungenheim

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Ms. CORDULA STROHER:

Attn:                              Ms. Cordula Stroher
                                   Hunrodtstra(beta)e 9
                                   D-34131 Kassel

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Ms. ANNIKA STROHER:

Attn:                              Ms. Annika Stroher
                                   Steinbergweg 39
                                   D-64285 Darmstadt

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Mr. SVEN-MARTIN STROHER:

Attn:                              Mr. Sven-Martin Stroher
                                   Haubachweg 6
                                   D-64285 Darmstadt

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Mr. JAN-HENDRIK STROHER:

Attn:                              Mr. Jan-Hendrik Stroher
                                   Haubachweg 6
                                   D-64285 Darmstadt

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


if to Ms. CLAUDIA EBERT:

Attn:                              Mrs. Claudia Ebert
                                   Seitersweg 45
                                   D-64287 Darmstadt

with a copy to:                    Flick, Gocke, Schaumburg
                                   Dr. Christoph Schulte
                                   Bockenheimer Landstra(beta)e 23
                                   D-60352 Frankfurt am Main, Germany
                                   Fax: +49-69/71703100


if to Ms. JANA EBERT:

Attn:                              Ms. Jana Ebert
                                   Seitersweg 45
                                   D-64287 Darmstadt

with a copy to:                    Flick, Gocke, Schaumburg
                                   Dr. Christoph Schulte
                                   Bockenheimer Landstra(beta)e 23
                                   D-60352 Frankfurt am Main, Germany
                                   Fax: +49-69/71703100


if to Mr. SIMON EBERT:

Attn:                              Mr. Simon Ebert
                                   Seitersweg 45
                                   D-64287 Darmstadt

with a copy to:                    Flick, Gocke, Schaumburg
                                   Dr. Christoph Schulte
                                   Bockenheimer Landstra(beta)e 23
                                   D-60352 Frankfurt am Main, Germany
                                   Fax: +49-69/71703100


if to Ms. GISELA SANDER:

Attn:                              Ms. Gisela Sander
                                   In der Wildnis 8
                                   D-64367 Muhltal-Trautheim

with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to Ms. ULRIKE CRESPO:

Attn:                              Ms. Ulrike Crespo
                                   Feyerleinstra(beta)e 9
                                   D-60322 Frankfurt/Main


with a copy to:                    Shearman & Sterling
                                   Dr. Stephan Scherer
                                   Otto-Beck-Stra(beta)e 42
                                   D-68165 Mannheim, Germany
                                   Fax: +49-621/4257-295


if to PROF. DR. DR. THOMAS OLBRICHT:

Attn:                              Prof. Dr. Dr. Thomas Olbricht
                                   Meisenburgstra(beta)e 153
                                   D-45133 Essen

with a copy to:                    Heuking, Kuhn, Luer & Wojtek
                                   Dr. Andreas Urban
                                   Cecilienallee 5
                                   D-40474 Dusseldorf
                                   Fax: +49-211-60055290

if to Ms. SYLVIA STROHER:

Attn:                              Claudiusweg 18a
                                   D-64285 Darmstadt
with a copy to:                    Flick, Gocke, Schaumburg
                                   Dr. Christoph Schulte
                                   Bockenheimer Landstra(beta)e 23
                                   D-60325 Frankfurt am Main
                                   Fax: +49-69/71703100


if to Mr. IMMO STROHER:

Attn:                              Mr. Immo Stroher
                                   Haubachweg 6
                                   D-64285 Darmstadt

with a copy to:                    Notaries Hess and Zatsch
                                   Mr. Ralf E. Hess
                                   Hochstra(beta)e 29
                                   D-60313 Frankfurt am Main
                                   Fax: +49-69/71378699


or at such other places or to such other persons as shall be designated by prior written notice to the other Parties. The Parties shall inform each other promptly about any changes with respect to the information as to notices, in particular a change of the fax number.



                                     SS. 24
                            POSSIBILITY OF ASSUMPTION


The Relevant P&G Party has the right, at any time before Closing, to transfer its rights and obligations under the Agreement (with the exception of duty to assume liability pursuant to ss. 15) to one or more enterprises controlled by P&G (hereinafter these enterprises individually or collectively:
"TRANSFEREE(S)") by way of assignment and assumption of the contract (VERTRAGSUBERNAHME) (the "TRANSFER OF CONTRACT"). Upon the Transfer of Contract coming into effect, the Transferee (or the Transferees as joint creditors) fully assumes the contractual position of the Relevant P&G Party under the Agreement. The Family Shareholders, the Indirect Shareholders and Parties nos. 22 and 23 hereby consent in advance to the Transfer of Contract. The Transfer of Contract becomes effective as of the receipt (ZUGANG) by all Family Shareholders, all Indirect Shareholders and Parties nos. 22 and 23 of a declaration made by the Relevant P&G Party; the declaration shall be made in writing in the form of
SCHEDULE 24. The Family Shareholders can issue notifications to P&G or the Relevant P&G Party, regardless of the Transfer of Contract. Such notifications also have effect vis-a-vis the Transferee.



                                     SS. 25
                               CONSENT OF SPOUSES


(i) Mr. Ulrich Stroher as the husband of Ms. Sylvia Stroher, (ii) Ms. Ulrike Pohl nee Liebler as the wife of Mr. Rainald Pohl, (iii) Ms. Sonja Pohl nee Gruschwitz as the wife of Mr. Tilman Pohl, (iv) Ms. Martina Pohl nee Clemen as the wife of Dr. Burkhard Pohl, (v) Mr. Norbert Ebert as the husband of Ms. Claudia Ebert, (vi) Mr. Hans-Joachim Sander as the husband of Ms. Gisela Sander,
(vii) Ms. Claudia Olbricht nee Urch, as the wife of Prof. Dr. Dr. Thomas Olbricht, (vii) Ms. Hannelore Stroher nee Kappel, as the wife of Mr. Immo Stroher, (ix) Mr. Hans-Werner Melchior as the husband of Ms. Annika Stroher and
(x) Mr. Stefan Rodenhauser as the husband of Ms. Corinna Stroher have explicitly consented to entering into this Agreement and to its completion. The declarations of consent are attached as SCHEDULE 25.


                                     SS. 26
                        EXERCISE OF RIGHTS OF RESCISSION


Insofar as the Family Shareholders and Indirect Shareholders are entitled to a statutory or contractual right of rescission, they can exercise this right only jointly.


                                     SS. 27
                                FINAL PROVISIONS



(1) This Agreement is governed exclusively by the Laws of the Federal Republic of Germany, to the exclusion of its conflict-of-law rules and the Convention on the International Sale of Goods.


(2) Any amendments and supplements to this Agreement must be in writing to be effective, except if notarial form is required by law. This shall include any changes to this provision.


(3) The Preamble and Schedules are an integral part of this Agreement and are incorporated herein by reference.


(4) Should any provision of this Agreement be or become partly or wholly invalid or should there be a gap in this Agreement, this shall not affect the validity of the remaining provisions. Instead of the invalid or missing provision, that provision shall be deemed agreed which comes closest to what the Parties had intended or would have agreed on the basis of the purpose of this Agreement, had they considered the matter from the outset.


(5) All disputes arising from this Agreement will be settled exclusively by an arbitration tribunal, without recourse to the courts of law. This also applies to disputes regarding the validity, interpretation and execution of this Agreement as well as potential supplements hereto, in particular, disputes regarding the validity and/or interpretation of certain provisions of this Agreement as well as the determination of an amendment or supplement or filling of a gap with respect to the Agreement, in each case including potential supplements. The arbitration tribunal will decide on disputes regarding the validity and the interpretation of the arbitration agreement as well as potential supplements thereto. The arbitration agreement is attached to this deed as SCHEDULE 27.5; it will be notarized by the Parties in a separate deed. All Parties hereby agree to be governed by the provisions laid down in this arbitration agreement.



                                   SECTION D.
                     EXTRAORDINARY SHAREHOLDERS' RESOLUTIONS

The transfer of GmbH shares of Merlin GmbH and of SC GmbH requires, according to their shareholders' agreements, the consent of the shareholders' meeting. As an extreme precaution, the shareholders' meetings of UC GmbH and Olbricht GmbH would also like to declare the consent of the respective company to the above transfer of shares.

Ms. Claudia Ebert, Ms. Jana Ebert and Mr. Simon Ebert declare: We represent the whole registered share capital of Merlin GmbH. Waiving all contractual and statutory requirements for convening a shareholders' meeting we hereby hold an extraordinary shareholders' meeting of Merlin GmbH and unanimously resolve as follows: We consent to the GmbH shares transfers provided for in this Agreement pursuant to ss. 10 of the shareholders' agreement. Ms. Claudia Ebert, as managing director of Merlin GmbH with authority to represent it by herself, conveys the consent of Merlin GmbH to the Parties.

Ms. Gisela Sander declares: I am the sole shareholder of SC GmbH. Waiving all contractual and statutory requirements for convening a shareholders' meeting I hereby hold an extraordinary shareholders' meeting of SC GmbH and unanimously resolve as follows: I consent to the GmbH shares transfers provided for in this Agreement pursuant to ss. 14 of the shareholders' agreement. Ms. Gisela Sander, as managing director of SC GmbH with authority to represent it by herself, conveys the consent of SC GmbH to the Parties.

Ms. Ulrike Crespo declares: I am the sole shareholder of UC GmbH. Waiving all contractual and statutory requirements for convening a shareholders' meeting I hereby hold an extraordinary shareholders' meeting of UC GmbH and unanimously resolve as follows: I consent to the GmbH shares transfers provided for in this Agreement. Ms. Ulrike Crespo, as managing director of UC GmbH with authority to represent it by herself, conveys the consent of UC GmbH to the Parties.

Prof. Dr. Dr. Olbricht declares: I am the sole shareholder of Olbricht GmbH. Waiving all contractual and statutory requirements for convening a shareholders' meeting I hereby hold an extraordinary shareholders' meeting of Olbricht GmbH and unanimously resolve as follows: I consent to the GmbH shares transfers provided for in this Agreement. Prof. Dr. Dr. Olbricht, as managing director of Olbricht GmbH with authority to represent it by himself, conveys the consent of Olbricht GmbH to the Parties.

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(to be continued on the next page)

IN CERTIFICATION WHEREOF, this deed and the schedules thereto were read aloud by me, the notary public, to the persons appearing, and acknowledged as correct and approved by them, and this deed was signed by them and me, the notary public, affixing my official seal.

Basel, March 17 (seventeen), 2003 (two thousand three)




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                                                 Dr. Dieter Granicher, Notary


A.Prot. 2003/22